Exhibit 99.1
Santander Consumer USA Holdings Inc. Reports
First Quarter 2021 Results

Net Income of $742 Million and $8.6 Billion in Originations in the First Quarter 2021

Dallas, TX - April 28, 2021 - PRESS RELEASE
Santander Consumer USA Holdings Inc. (NYSE: SC) (“SC” or the “Company”) today announced net income for the first quarter ended March 31, 2021 ("Q1 2021") of $742 million, or $2.42 per diluted common share.

On April 27, 2021, Santander Holdings USA, Inc. received an exception to the extended interim policy (the "Interim Policy") from the Federal Reserve. As a result, the SC Board of Directors will consider declaring a dividend during the second quarter 2021.

Management Quotes

“Our first quarter results demonstrate the strength of our business model and our people, supported by unprecedented government assistance, resilient consumers and the continued outperformance of the auto industry. All these factors led to record first quarter results, including $742 million in net income, $8.6 billion in loan and lease originations and continued improvement in key credit indicators. We remain dedicated to supporting all of our dealers, our OEM partner, Stellantis, and our customers and employees as we manage through the economic recovery,” said Mahesh Aditya, SC President and CEO.

Fahmi Karam, SC Chief Financial Officer, added, "Our first quarter earnings are a result of disciplined underwriting and risk management before and during the pandemic, strong market share across our dealers, low losses and record used car prices. The quarter was also highlighted by more than $7.0 billion of funding through a series of on and off-balance sheet transactions which will lead to a more efficient balance sheet. We sold our held for sale, unsecured personal loan portfolio, and entered into a forward flow agreement to fund future receivables. We also added approximately $2.5 billion to our serviced for others portfolio, driven by prime loan sales to third parties. Our liquidity and capital levels remain robust, and position the company to continue to manage the remaining uncertainty in the economy, while also driving shareholder value.”

Strategic Highlights & Balance Sheet Optimization
• Termination of the Federal Reserve Written Agreement dated March 21, 2017
• Declared and paid a $0.22 ordinary dividend and a $0.22 special dividend in March 2021
• Sold ~$1.3 billion held for sale, personal loan portfolio as well as entered into a forward flow agreement to fund 00future obligations
• Executed ~$2.4 billion in off-balance sheet prime loan sales, adding to the serviced for others platform
• Issued ~$3.5 billion of asset-backed securities
• Named Bruce Jackson as Head of Chrysler Capital & Auto Relationships

First Quarter of 2021 Highlights (variances compared to first quarter of 2020 ("Q1 2020"), unless otherwise noted)
• Net Income of $742 million
• Total auto originations of $8.6 billion, up 24%
◦Core retail auto loan originations of $2.8 billion, up 21%
◦Chrysler Capital loan originations of $3.7 billion, up 40%
◦Chrysler Capital lease originations of $2.2 billion, up 7%
◦Chrysler average quarterly penetration rate of 36%, down from 39%
◦Santander Bank, N.A. program originations of $2.0 billion
• Net finance and other interest income2 of $1.4 billion, up 19%
• 30-59 delinquency ratio of 4.4%, down 390 basis points
• 59-plus delinquency ratio1 of 2.2%, down 240 basis points
• Retail Installment Contract (“RIC”) gross charge-off ratio of 9.7%, down 580 basis points
• Recovery rate of 69.1%, up from 50.1%
• RIC net charge-off ratio3 of 3.0%, down 470 basis points
• Allowance ratio of 18.9%, up from 18.5% as of December 31, 2020
• Troubled Debt Restructuring (“TDR”) balance of $4.4 billion, up from $3.9 billion as of December 31, 2020
• Return on average assets ("ROA") of 6.1%
• Expense ratio of 1.8%, down 10 basis points
• Common equity tier 1 (“CET1”) ratio of 16.5%

1Delinquency Ratio is defined as the ratio of end of period delinquent principal, over 59 days, to end of period gross balance of the respective portfolio, excludes finance leases.
2Includes Finance receivables held for investment, Finance receivables held for sale and Leased vehicles.
3Net Charge-Off Ratio stated on a recorded investment basis, which is unpaid principal balance adjusted for unaccreted net discounts, subvention and origination costs.

Conference Call Information
SC will host a conference call and webcast to discuss its Q1 2021 results and other general matters at 9:00 a.m. Eastern Time on Wednesday, April 28, 2021. The conference call will be accessible by dialing 1-866-548-4713 (U.S. domestic), or 1-323-794-2093 (international), conference ID 1344654. Please join 10 minutes prior to the start of the call. The conference call will also be accessible via live audio webcast through the Investor Relations section of SC's corporate website at http://investors.santanderconsumerusa.com. Choose "Events" and select the information pertaining to the Q1 2021 SC Earnings Conference Call. Additionally, there will be slides accompanying the webcast. Please allow at least 15 minutes prior to the call to register, download and install any necessary software prior to the call.

For those unable to listen to the live broadcast, a replay of the call will be available on the Company's website or by dialing 1-844-512-2921 (U.S. domestic), or 1-412-317-6671 (international), conference ID 1344654, approximately two hours after the conference call. An audio webcast of the call and investor presentation will also be archived on the Investor Relations section of SC's corporate website at http://investors.santanderconsumerusa.com, under "Events".

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Any statements about our expectations, beliefs, plans, predictions, forecasts, objectives, assumptions, or future events or performance are not historical facts and may be forward-looking. These statements are often, but not always, made through the use of words or phrases such as anticipates, believes, can, could, may, predicts, potential, should, will, estimates, plans, projects, continuing, ongoing, expects, intends, and similar words or phrases. Although we believe that the expectations reflected in these forward-looking statements are reasonable, these statements are not guarantees of future performance and involve risks and uncertainties that are subject to change based on various important factors, some of which are beyond our control. For additional discussion of these risks, refer to the section entitled Risk Factors and elsewhere in our Annual Report on Form 10-K and our Quarterly Reports on Form 10-Q or Current Reports on Form 8-K, or other applicable documents that are filed or furnished with the U.S. Securities and Exchange Commission (collectively, our "SEC filings"). Among the factors that could cause the forward-looking statements in this press release and/or our financial performance to differ materially from that suggested by the forward-looking statements are (a) the adverse impact of COVID-19 on our business, financial condition, liquidity and results of operations; (b) continually changing federal, state, and local laws and regulations could materially adversely affect our business; (c) adverse economic conditions in the United States and worldwide may negatively impact our results; (d) a reduction in our access to funding a reduction in; (e) significant risks we face implementing our growth strategy, some of which are outside our control; (f) our agreement with FCA US LLC may not result in currently anticipated levels of growth and is subject to certain conditions that could result in termination of the agreement; (g) our business could suffer if we are unsuccessful in developing and maintaining relationships with automobile dealerships; (h) our financial condition, liquidity, and results of operations depend on the credit performance of our loans; (i) loss of our key management or other personnel, or an inability to attract such management and personnel; (j) certain regulations, including but not limited to oversight by the Office of the Comptroller of the Currency, the Consumer Financial Protection Bureau, the European Central Bank, and the Federal Reserve, whose oversight and regulation may limit certain of our activities, including the timing and amount of dividends and other limitations on our business; and (k) future changes in our relationship with SHUSA and Banco Santander that could adversely affect our operations. If one or more of the factors affecting our forward-looking information and statements proves incorrect, our actual results, performance or achievements could differ materially from those expressed in, or implied by, forward-looking information and statements. Therefore, we caution the reader not to place undue reliance on any forward-looking information or statements. The effect of these factors is difficult to predict. Factors other than these also could adversely affect our results, and the reader should not consider these factors to be a complete set of all potential risks or uncertainties as new factors emerge from time to time. Any forward-looking statements only speak as of the date of this document, and we undertake no obligation to update any forward-looking information or statements, whether written or oral, to reflect any change, except as required by law. All forward-looking statements attributable to us are expressly qualified by these cautionary statements.

About Santander Consumer USA Holdings Inc.
Santander Consumer USA Holdings Inc. (NYSE: SC) (“SC”) is a full-service consumer finance company focused on vehicle finance, third-party servicing and delivering superior service to our more than 3.1 million customers across the full credit spectrum. SC, which began originating retail installment contracts in 1997, had an average managed asset portfolio of approximately $64 billion (for the first quarter ended March 31, 2021), and is headquartered in Dallas, Texas. (www.santanderconsumerusa.com)

CONTACTS:

Investor Relations
Evan Black
800.493.8219
InvestorRelations@santanderconsumerusa.com

Media Relations
Laurie Kight
214.801.6455
Media@santanderconsumerusa.com

Santander Consumer USA Holdings Inc.
Financial Supplement
First Quarter 2021

Table 1: Condensed Consolidated Balance Sheets

	March 31, 2021	December 31, 2020
Assets	(Unaudited, Dollars in thousands)
Cash and cash equivalents	$415,969	$109,053
Finance receivables held for sale, net	—	1,567,527
Finance receivables held for investment, at amortized cost	32,090,201	33,114,638
Allowance for credit loss	(6,005,115)	(6,110,633)
Finance receivables held for investment, at amortized cost, net	26,085,086	27,004,005
Restricted cash	2,623,565	2,221,094
Accrued interest receivable	345,769	415,765
Leased vehicles, net	16,478,224	16,391,107
Furniture and equipment, net	58,081	62,032
Goodwill	74,056	74,056
Intangible assets	73,833	70,128
Other assets	1,079,419	972,726
Total assets	$47,234,002	$48,887,493
Liabilities and Equity
Liabilities:
Borrowings and other debt obligations	$38,541,624	$41,138,674
Deferred tax liabilities, net	1,497,829	1,263,796
Accounts payable and accrued expenses	567,474	531,369
Other liabilities	395,222	331,693
Total liabilities	$41,002,149	$43,265,532

Equity:
Common stock, $0.01 par value	3,060	3,061
Additional paid-in capital	387,946	393,800
Accumulated other comprehensive income, net	(41,818)	(50,566)
Retained earnings	5,882,665	5,275,666
Total stockholders’ equity	$6,231,853	$5,621,961
Total liabilities and equity	$47,234,002	$48,887,493

Table 2: Condensed Consolidated Statements of Income

	Three Months Ended March 31,
	2021	2020
	(Unaudited, Dollars in thousands, except per share amounts)
Interest on finance receivables and loans	$1,304,651	$1,273,819
Leased vehicle income	740,884	747,979
Other finance and interest income	1,426	7,551
Total finance and other interest income	2,046,961	2,029,349
Interest expense	253,537	328,834
Leased vehicle expense	423,795	552,912
Net finance and other interest income	1,369,629	1,147,603
Credit loss expense	136,209	907,887
Net finance and other interest income after credit loss expense	1,233,420	239,716
Profit sharing	67,326	14,295
Net finance and other interest income after credit loss expense and profit sharing	1,166,094	225,421
Investment losses, net	(14,712)	(63,426)
Servicing fee income	18,694	19,103
Fees, commissions, and other	100,528	95,130
Total other income	104,510	50,807
Compensation and benefits	153,895	133,326
Repossession expense	45,346	57,662
Other expenses	95,251	91,685
Total operating expenses	294,492	282,673
Income (loss) before income taxes	976,112	(6,445)
Income tax expense	234,457	(2,458)
Net income (loss)	$741,655	$(3,987)

Net income per common share (basic)	$2.42	$(0.01)
Net income per common share (diluted)	$2.42	$(0.01)
Weighted average common shares (basic)	306,108,987	334,026,052
Weighted average common shares (diluted)	306,325,155	334,346,122
Number of shares outstanding	306,033,735	321,117,187

Table 3: Other Financial Information

	Three Months Ended March 31,
Ratios (Unaudited, Dollars in thousands)	2021	2020
Yield on retail installment contracts	14.8%	15.3%
Yield on leased vehicles	7.3%	4.4%
Yield on personal loans, held for sale (1)	34.7%	26.5%
Yield on earning assets (2)	12.7%	11.8%
Cost of debt (3)	2.5%	3.3%
Net interest margin (4)	10.7%	9.2%
Expense ratio (5)	1.8%	1.9%
Return on average assets (6)	6.1%	(0.03)%
Return on average equity (7)	50.1%	(0.3)%
Net charge-off ratio on individually acquired retail installment contracts (8)	3.0%	7.7%
Net charge-off ratio (8)	3.0%	7.7%
Delinquency ratio on individually acquired retail installment contracts held for investment, end of period (9)	2.2%	4.6%
Allowance ratio (10)	18.9%	17.7%
Common stock dividend payout ratio (11)	18.2%	*
Common Equity Tier 1 capital ratio (12)	16.5%	13.8%
Charge-offs, net of recoveries, on individually acquired retail installment contracts	$244,075	$593,046
End of period delinquent amortized cost over 59 days, retail installment contracts held for investment	698,620	1,418,857
End of period personal loans delinquent principal over 59 days, held for sale	—	161,639
End of period delinquent amortized cost over 59 days, loans held for investment	699,005	1,419,865
End of period assets covered by allowance for credit losses	31,840,959	30,781,350
End of period gross retail installment contracts held for investment	31,813,760	30,741,144
End of period gross personal loans held for sale	—	1,341,361
End of period gross finance receivables and loans held for investment	31,813,760	30,753,640
End of period gross finance receivables, loans, and leases	49,114,776	48,598,983
Average gross retail installment contracts held for investment	32,569,618	30,718,119
Average gross retail installment contracts held for investment and held for sale	32,853,151	30,768,423
Average gross finance receivables, loans and finance leases	33,909,419	32,242,390
Average gross operating leases	17,281,874	17,735,640
Average gross finance receivables, loans, and leases	51,191,293	49,978,030
Average managed assets	63,779,438	60,207,338
Average total assets	48,262,590	47,690,751
Average debt	40,070,243	39,692,456
Average total equity	5,922,904	6,006,455

(1)Includes Finance and other interest income; excludes fees
(2)“Yield on earning assets” is defined as the ratio of annualized Total finance and other interest income, net of Leased vehicle expense, to Average gross finance receivables, loans and leases
(3)“Cost of debt” is defined as the ratio of annualized Interest expense to Average debt
(4)“Net interest margin” is defined as the ratio of annualized Net finance and other interest income to Average gross finance receivables, loans and leases
(5)“Expense ratio” is defined as the ratio of annualized Operating expenses to Average managed assets
(6)“Return on average assets” is defined as the ratio of annualized Net income to Average total assets
(7)“Return on average equity” is defined as the ratio of annualized Net income to Average total equity
(8)“Net charge-off ratio” is defined as the ratio of annualized Charge-offs, on a amortized cost basis, net of recoveries, to average unpaid principal balance of the respective held-for-investment portfolio.
(9)“Delinquency ratio” is defined as the ratio of End of period Delinquent principal over 59 days to End of period gross balance of the respective portfolio, excludes finance leases
(10)“Allowance ratio” is defined as the ratio of Allowance for credit losses, which excludes impairment on purchased receivables portfolios, to End of period assets covered by allowance for credit losses
(11)“Common stock dividend payout ratio” is defined as the ratio of Dividends declared per share of common stock to Earnings per share attributable to the Company's shareholders. The Common stock dividend payout ratio for the three months ended March 31, 2020 has not been disclosed since the earnings per share for the three months ended March 31, 2020 was a negative number

(12)“Common Equity Tier 1 Capital ratio” is a non-GAAP ratio defined as the ratio of Total common equity tier 1 capital to Total risk-weighted assets (for a reconciliation from GAAP to this non-GAAP measure, see “Reconciliation of Non-GAAP Measures” in Table 8 of this release)

Table 4: Credit Quality

The activity in the credit loss allowance for retail installment contracts for the three month ended March 31, 2021 and 2020 was as follows (Unaudited, Dollar amounts in thousands):

	Three Months Ended March 31, 2021		Three Months Ended March 31, 2020
	Retail Installment Contracts		Retail Installment Contracts
Allowance for Credit Loss	Non-TDR	TDR	Non-TDR	TDR

Balance — beginning of period	$4,792,464	$1,314,170	$2,123,878	$914,718
Day 1 - Adjustment to allowance for adoption of CECL standard	—	—	2,030,473	71,833
Credit loss expense	40,059	98,722	757,193	150,850
Charge-offs (a)	(586,793)	(202,461)	(899,550)	(289,567)
Recoveries	416,903	128,277	470,669	125,402
Balance — end of period	$4,662,633	$1,338,708	$4,482,663	$973,236
(a) Charge-offs for retail installment contracts includes partial write-down of loans to the collateral value less estimated costs to sell, for which a bankruptcy notice was received. There is no additional ACL on these loans.

A summary of delinquencies of our retail installment contracts as of March 31, 2021 and December 31, 2020 is as follows (Unaudited, Dollar amounts in thousands):

Delinquent Balance	March 31, 2021
	Amount	Percent
Amortized cost, 30-59 days past due	$1,409,974	4.4%
Delinquent amortized cost over 59 days	698,620	2.2%
Total delinquent balance at amortized cost	$2,108,594	6.6%

Delinquent Balance	December 31, 2020
	Amount	Percent
Principal 30-59 days past due	$1,971,766	6.0%
Delinquent principal over 59 days	1,038,869	3.1%
Total delinquent principal (a)	$3,010,635	9.1%

The retail installment contracts held for investment that were placed on nonaccrual status, as of March 31, 2021 and December 31, 2020 (Unaudited, Dollar amounts in thousands):

Nonaccrual Balance	March 31, 2021
	Amount	Percent
Non-TDR	$544,228	1.7%
TDR	260,408	0.8%
Total non-accrual loans (a)	$804,636	2.5%
(a) The table includes balances based on amortized cost.

Nonaccrual Balance	December 31, 2020
	Amount	Percent
Non-TDR	$748,026	2.3%
TDR	385,021	1.2%
Total nonaccrual principal (a)	$1,133,047	3.5%

The table below presents the Company’s allowance ratio for TDR and non-TDR individually acquired retail installment contracts as of March 31, 2021 and December 31, 2020 (Unaudited, Dollar amounts in thousands):

Allowance Ratios	March 31, 2021	December 31, 2020
TDR - Unpaid principal balance	$4,357,438	$3,945,040
TDR - Impairment	1,338,708	1,314,170
TDR - Allowance ratio	30.7%	33.3%

Non-TDR - Unpaid principal balance	$27,442,853	$28,977,299
Non-TDR - Allowance	4,662,633	4,792,464
Non-TDR Allowance ratio	17.0%	16.5%

Total - Unpaid principal balance	$31,800,291	$32,922,339
Total - Allowance	6,001,341	6,106,634
Total - Allowance ratio	18.9%	18.5%

The Company’s ACL decreased $0.1 billion for the three months ended March 31, 2021. For the three months ended March 31, 2021, the decrease was primarily due to balance and improved macroeconomic outlook.

Table 5: Originations
The Company's originations of loans and leases, including revolving loans, average APR, and dealer discount (net of dealer participation) were as follows:

	Three Months Ended		Three Months Ended
	March 31, 2021	March 31, 2020	December 31, 2020
Retained Originations	(Unaudited, Dollar amounts in thousands)
Retail installment contracts	$4,383,146	$3,846,226	$3,954,958
Average APR	15.0%	15.3%	15.1%
Average FICO® (a)	606	607	609
Discount/(premium)	(1.6)%	(0.8)%	(1.4)%

Personal loans (b)	—	270,835	$526,541
Average APR	—%	29.8%	29.5%

Leased vehicles	2,154,506	2,020,721	$1,956,559

Finance lease	2,796	3,002	$3,026
Total originations retained	$6,540,448	$6,140,784	$6,441,084

Sold Originations
Retail installment contracts	$95,738	$—	$—
Average APR	9.5%	—%	—%
Average FICO® (c)	688	—	—

Personal Loans (d)	$292,709	$—	$—
Average APR	29.7%	—%	—%

Total originations sold	$388,447	$—	$—

Total originations (excluding SBNA Originations Program)	$6,928,895	$6,140,784	$6,441,084

(a)Unpaid principal balance excluded from the weighted average FICO score is $450 million, $432 million, and $392 million for the three months ended March 31, 2021 and 2020, and for the three months ended December 31, 2020, respectively, as the borrowers on these loans did not have FICO scores at origination. Of these amounts, $154 million, $139 million, and $153 million, respectively, were commercial loans.
(b)Included in the total origination volume is $21 million, and $143 million for the three months ended March 31, 2020 and December 31, 2020, respectively, related to newly opened accounts.
(c)Only includes assets both originated and sold in the period. Total asset sales for the period are shown in table 6. Unpaid principal balance excluded from the weighted average FICO score is $2 million, zero, and zero for the three months ended March 31, 2021 and 2020, and for the three months ended December 31, 2020, respectively, as the borrowers on these loans did not have FICO scores at origination. Of these amounts, the commercial loans were zero.
(d)Included in the total origination volume is $25 million for the three months ended March 31, 2021 related to newly opened accounts.

SBNA Originations Program

Beginning in 2018, the Company agreed to provide SBNA with origination support services in connection with the processing, underwriting and purchase of retail loans, primarily from Chrysler dealers. In addition, the Company agreed to perform the servicing for any loans originated on SBNA’s behalf. The Company facilitated the purchase of $2.0 billion of retail installment contacts during the three months ended March 31, 2021.

Table 6: Asset Sales

	Three Months Ended		Three Months Ended
	March 31, 2021	March 31, 2020	December 31, 2020
Assets Sold	(Unaudited, Dollar amounts in thousands)
Retail installment contracts	$2,380,785	$—	$—
Average APR	4.0%	—%	—%
Average FICO®	$740	—	—

Personal loans	$1,253,476	—	$—
Average APR	29.7%	—%	—%

Total asset sales	$3,634,261	$—	$—

Table 7: Ending Portfolio

Ending outstanding balance, average APR and remaining unaccreted net discount of our held for investment portfolio as of March 31, 2021 and December 31, 2020, are as follows:

	March 31, 2021	December 31, 2020
	(Unaudited, Dollar amounts in thousands)
Retail installment contracts	$31,813,760	$32,937,036
Average APR	15.9%	15.2%
Discount/(premium)	(0.48)%	(0.15)%

Leased vehicles	$17,273,817	$17,259,468

Finance leases	$27,199	$26,150

Table 8: Reconciliation of Non-GAAP Measures

	March 31, 2021	March 31, 2020
	(Unaudited, Dollar amounts in thousands)
Total equity	$6,231,853	$5,146,103
Add: Adjustment due to CECL capital relief (c)	1,805,720	1,669,466
Deduct: Goodwill, intangibles, and other assets, net of deferred tax liabilities	163,359	153,712
Deduct: Accumulated other comprehensive income (loss), net	(41,818)	(63,655)
Tier 1 common capital	$7,916,032	$6,725,512
Risk weighted assets (a)(c)	47,995,845	48,829,941
Common Equity Tier 1 capital ratio (b)(c)	16.5%	13.8%
(a)Under the banking agencies' risk-based capital guidelines, assets and credit equivalent amounts of derivatives and off-balance sheet exposures are assigned to broad risk categories. The aggregate dollar amount in each risk category is multiplied by the associated risk weight of the category. The resulting weighted values are added together with the measure for market risk, resulting in the Company's total Risk weighted assets.
(b)CET1 is calculated under Basel III regulations required as of January 1, 2015. The fully phased-in capital ratios are non-GAAP financial measures.
(c)As described in our 2020 annual report on Form 10-K, on January 1, 2020, we adopted ASU 2016-13, Financial Instruments -Credit Losses (“CECL”), which upon adoption resulted in a reduction to our opening retained earnings balance, net of income tax, and increase to the allowance for credit losses of approximately $2 billion. As also described in our 2019 10-K, the U.S. banking agencies in December 2018 had approved a final rule to address the impact of CECL on regulatory capital by allowing banking organizations, including the Company, the option to phase in the day-one impact of CECL until the first quarter of 2023. In March 2020, the U.S. banking agencies issued an interim final rule that provides banking organizations with an alternative option to delay for two years an estimate of CECL’s effect on regulatory capital, relative to the incurred loss methodology’s effect on regulatory capital, followed by a three-year transition period. The Company elected this alternative option instead of the one described in the December 2018 rule.